Logo - American Funds (R)

                             The New Economy Fund.
              333 South Hope Street, Los Angeles, California 90071
                  Telephone (213) 486 9200 Fax (213) 486- 9455




                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



TIMOTHY D. ARMOUR, President and PEO, and DAVID A. PRITCHETT, Treasurer of The New Economy Fund, (the "Registrant"), each certify to the best of his knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended May 31, 2004 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                           Chief Financial Officer

THE NEW ECONOMY FUND                              THE NEW ECONOMY FUND

/s/ Timothy D. Armour                             /s/ David A. Pritchett
----------------------------                      -----------------------------
Timothy D. Armour, President                      David A. Pritchett, Treasurer

Date: August 6, 2004                              Date: August 6, 2004


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to THE NEW ECONOMY FUND and will be retained by THE NEW ECONOMY FUND and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.